EXHIBIT 21.1

LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation
2028 West Broadway, LLC	Delaware
Central Health Plan of California, Inc.	California
ConnectiCare Holding Company, Inc.	Connecticut
ConnectiCare Capital, LLC(6)	Connecticut
ConnectiCare, Inc.(7)	Connecticut
ConnectiCare Insurance Company, Inc.(7)	Connecticut
ConnectiCare Benefits, Inc.(8)	Connecticut
MHAZ, Inc.*	Arizona
Molina Healthcare Data Center, LLC	New Mexico
Molina Healthcare of Arizona, Inc.	Arizona
Molina Healthcare of California	California
Molina Healthcare of Florida, Inc.	Florida
Molina Healthcare of Georgia, Inc.*	Georgia
Molina Healthcare of Illinois, Inc.	Illinois
Molina Healthcare of Indiana, Inc.*	Indiana
Molina Healthcare of Iowa, Inc.	Iowa
Molina Healthcare of Kansas, Inc.*	Kansas
Molina Healthcare of Kentucky, Inc.	Kentucky
Molina Healthcare of Louisiana, Inc.*	Louisiana
Molina Healthcare of Michigan, Inc.	Michigan
Molina Healthcare of Mississippi, Inc.	Mississippi
Molina Healthcare of Missouri, Inc.*	Missouri
Molina Healthcare of Nebraska, Inc.	Nebraska
Molina Healthcare of Nevada, Inc.	Nevada
Molina Healthcare of New Mexico, Inc.	New Mexico
Molina Healthcare of New York, Inc.	New York
Molina Healthcare of North Carolina, Inc.*	North Carolina
Molina Healthcare of Ohio, Inc.	Ohio
Molina Healthcare of Oklahoma, Inc.*	Oklahoma
Molina Healthcare of Pennsylvania, Inc.*	Pennsylvania
Molina Healthcare of Puerto Rico, Inc.	Puerto Rico/Nevada
Molina Healthcare of Rhode Island Holding Company, Inc.	Delaware
Molina Healthcare of Rhode Island, Inc.(1)*	Rhode Island
Molina Healthcare of South Carolina, Inc.	South Carolina
Molina Healthcare of Tennessee, Inc.*	Tennessee
Molina Healthcare of Texas, Inc.	Texas
Molina Healthcare of Texas Insurance Company	Texas
Molina Healthcare of Utah, Inc.	Utah
Molina Healthcare of Virginia, LLC	Virginia
Molina Healthcare of Washington, Inc.	Washington
Molina Healthcare of Wisconsin, Inc.	Wisconsin
Molina Clinical Services, LLC	Delaware
Molina Care Connections, LLC	Texas

EXHIBIT 21.1

Name	Jurisdiction of Incorporation
SWH Holdings, Inc.	Delaware
Senior Health Holdings, LLC(2)	Delaware
Senior Health Holdings, Inc.(3)	Delaware
AlphaCare Holdings, Inc.(4)	Delaware
Senior Whole Health of New York, Inc.(5)	New York
Senior Whole Health, LLC(4)	Massachusetts
The Management Group, LLC	Wisconsin

*    Non-operational entity
(1)    Wholly owned subsidiary of Molina Healthcare of Rhode Island Holding Company, Inc.
(2)    Wholly owned subsidiary of SWH Holdings, Inc.
(3)    Wholly owned subsidiary of Senior Health Holdings, LLC
(4)    Wholly owned subsidiary of Senior Health Holdings, Inc.
(5)    Wholly owned subsidiary of AlphaCare Holdings, Inc.
(6)    Wholly owned subsidiary of ConnectiCare Holding Company, Inc.
(7)    Wholly owned subsidiary of ConnectiCare Capital, LLC
(8)    Wholly owned subsidiary of ConnectiCare Insurance Company, Inc.